Exhibit 31.2
AGNC Investment Corp.
Certification Pursuant to Section 302(a)
of the Sarbanes-Oxley Act of 2002

I, Bernice E. Bell, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of AGNC Investment Corp;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	March 17, 2020

/s/ BERNICE E. BELL
Bernice E. Bell
Senior Vice President and Chief Financial Officer (Principal Financial Officer)